EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2012, relating to the financial statements of JG Gulf Coast Town Center, LLC, appearing in Amendment No. 1 to the Annual Report on Form 10-K/A of CBL & Associates Properties, Inc. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
June 18, 2012